UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 22, 2006

MEDI-HUT CO., INC.
(Exact name of registrant as specified in charter)

Nevada	000-27119	22-2436721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Morris Avenue, Spring Lake, New Jersey		07762
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 919-2799

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 22, 2006, Medi-Hut Co., Inc (the “Company”), Century Capital Associates LLC (“Century Capital”), David R. LaVance and Thomas S. Gifford entered into a settlement agreement and release with Syntho Pharmaceuticals Inc. and its principal owner, Muhammed Malik (collectively, the “Syntho Group”) and Intermax Pharmaceuticals, Inc. (“Intermax”). Prior to this settlement, the Company, the Syntho Group and Intermax were involved in litigation relating to the Company’s exclusive right to distribute the hormone replacement therapy drug, Syntest. Pursuant to the settlement agreement, the Company and the Syntho Group agreed to dismiss with prejudice the actions against each other which were pending in the United States District Court for the Eastern District of New York and in the Superior Court of New Jersey. In addition, the Syntho Group agreed to dismiss with prejudice the related actions against Century Capital, David R. LaVance and Thomas S. Gifford which were pending in the United States District Court for the Eastern District of New York and the Company and Intermax agreed to dismiss with prejudice the related actions against each other which were pending in the United States District Court for the Eastern District of New York and in the Superior Court of New Jersey.

As part of the settlement reached by the parties, the Syntho Group agreed to pay the Company an aggregate of $3,100,000 (the “Settlement Amount”) as follows: (1) $250,000 was paid in connection with the execution of the settlement agreement; (2) $100,000 will be paid on the 27th day of each month for a 3 month period commencing on December 27, 2006 and ending on February 27, 2007; and (3) $2,550,000 will be paid on or before March 27, 2007. A portion of the Settlement Amount, $2,850,000, is secured by a first priority mortgage on real property owned by the spouse of Muhammed Malik. In the event that the Syntho Group defaults on the settlement agreement, the Syntho Group and Intermax will be responsible for all reasonable costs and expenses incurred by the Company as a result of the default, including any foreclosure related expenses associated with the real property which secures the first priority mortgage. In addition, upon a default by the Syntho Group, a consent judgment in favor of the Company in the amount of $4,000,000 will be entered into in the Superior Court of New Jersey against the Syntho Group and Intermax.

A copy of the press release announcing the settlement between the Company, Century Capital, David R. LaVance, Thomas S. Gifford, the Syntho Group and Intermax pursuant to the settlement agreement and release is attached hereto as Exhibit 99.1.

Item 9.	Financial Statements and Exhibits

	(c)	Exhibits:

99.1 Press Release Re: Settlement of Lawsuits Involving Syntest

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDI-HUT CO., INC.
(Registrant)

By:	/s/ David R. LaVance
David R. LaVance
Chairman of the Board, President and Chief Executive Officer
Date: November 28, 2006